UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

Asia Equity Exchange Group, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-192272	46-3366428
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Unit 1705, Donfang Science and Technology Mansion, Nanshan Distrcit, Shenzhen China  518000
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  +86 137 23493273

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On July 8, 2015, the Board of Directors authorized a ten for one (10:1) forward stock split for shareholders of record as of July 10, 2015 (the "Forward Split"). Accordingly, the Registrant's outstanding number of shares of common stock increased correspondingly from 14,600,000 to 146,000,000.

On August 11, 2015, the Financial Industry Regulatory Authority (“FINRA”) approved the forward split of our common stock, the change of our name to Asia Equity Exchange Group, Inc., and a new trading symbol.  A “D” will be appended to our trading symbol SYYFD for 20 days after the effective date.  After 20 days, our trading symbol will change to AEEX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Equity Exchange Group, Inc.

Date: August 20, 2015	By:	/s/ Liu Jun
Liu Jun
President